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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Incentive Stock Plan of GameTech International, Inc. of our report dated December 4, 2000, with respect to the consolidated financial statements of GameTech International, Inc. included in the Annual Report on Form 10-K for the year ended October 31, 2000.

                                          /s/ Ernst & Young LLP

Reno, Nevada
January 24, 2001